CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 14, 2019, relating to the 2019 financial statements of LifeVantage Corporation and subsidiaries, appearing in the Annual Report on Form 10-K of LifeVantage Corporation and subsidiaries for the year ended June 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WSRP, LLC

Salt Lake City, UT
March 24, 2020